    As filed with the Securities and Exchange Commission on August 8, 1995
                                               Registration No. 33-
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-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            HYTEK MICROSYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


               California                              94-2234140
             --------------                          --------------
       State or other jurisdiction        (I.R.S. Employer Identification No.)
    of incorporation or organization)

                              400 Hot Springs Road
                            Carson City, Nevada 89706
   (Address, including zip code, of Registrant's principal executive offices)


                             1991 STOCK OPTION PLAN
                            (Full title of the plan)


                                CHARLES S. BYRNE
                             Chief Executive Officer
                            HYTEK MICROSYSTEMS, INC.
                              400 Hot Springs Road
                            Carson City, Nevada 89706
                                 (702) 883-0820
(Name, address, and telephone number, including area code, of agent for service)


                                    Copy to:
                             ANN YVONNE WALKER, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300



                         CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                                                       Proposed                 Proposed
                                                                        Maximum                  Maximum
                                               Amount                  Offering                 Aggregate                Amount of
              Title of Securities to            to be                    Price                  Offering               Registration
                   be Registered            Registered(1)            Per Share(2)                 Price                     Fee
-----------------------------------------------------------------------------------
Common Stock
issuable under 1991
Stock Option Plan
                                                100,000               $1.375/sh.                   $137,500                $47.41
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------



(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statements Nos. 2-90789, 33-7452, 33-28848 and 33-42836.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the bid and asked prices in non-Nasdaq over-the-counter trading on August 4, 1995.



                            HYTEK MICROSYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE


     There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:


     1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     2. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 1, 1995, filed pursuant to Section 13 of the Exchange Act.


     3. The Registrant's Registration Statement on Form 8-A dated April 23, 1984, relating to its Common Stock, as amended by subsequently filed Exchange Act reports.


          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Articles of Incorporation and the Bylaws of the Registrant provide that the Registrant shall indemnify certain agents of the Registrant against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Registrant provided that the standard of conduct set forth therein is met. The effect of such provisions is to require that the Registrant provide indemnification to such agents to the maximum extent permitted by the California Corporations Code. Agents covered by these indemnification provisions include current and former directors and officers of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

          In addition, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements are based on the provisions of Section 317 of the California Corporations Code and attempt to provide the directors and officers of the Registrant with the maximum indemnification allowed under California law. In certain instances, they may result in an expansion of the substantive protection available to such individuals under the Articles of Incorporation and the Bylaws.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS

          Footnotes appear at the end of the exhibits list.

 Exhibit
 NUMBER                               Document
--------  -------------------------------------------------------------------

4.1 The Company hereby agrees to file, upon request of the Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

5.1       Opinion of counsel as to legality of securities being registered.

23.1      Consent of Ernst & Young, LLP, Independent Auditors.

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page 6).

Item 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hytek Microsystems, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada, on this 31st day of July, 1995.

                                   HYTEK MICROSYSTEMS, INC.



                                   By:     /s/ Charles S. Byrne
                                       --------------------------------------
                                       Charles S. Byrne, President, Chief
                                       Executive Officer, Chief Financial
                                       Officer and Secretary





                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles S. Byrne as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title                            Date
       ----------                 -----                            ----

  /s/ Charles S. Byrne
------------------------- President, Chief Executive          July 31, 1995
  (Charles S. Byrne)      Officer and Chief Financial
                          Officer (Principal Executive
                          Officer, Principal Financial
                          Officer, and Principal Accounting
                          Officer) and Director



  /s/ Robert Boschert
------------------------- Director                            July 31, 1995
  (Robert Boschert)



  /s/ Edward W. Moose
------------------------- Director                            July 31, 1995
  (Edward W. Moose)



 /s/ Edward Y. Tang       Director                            July 31, 1995
-------------------------
  (Edward Y. Tang)



 /s/ Shou-Chen Yih
------------------------  Director                            July 31, 1995
  (Shou-Chen Yih)